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                                                                      EXHIBIT 5

                       [JENKINS & GILCHRIST LETTERHEAD]

                                 June 22, 1995



Swift Energy Company
16825 Northchase Drive
Suite 400
Houston, Texas  77060

Re: Opinion as to Legality of Organization and Certain Securities of Swift Energy Company

Dear Gentlemen:

     We have acted as counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,060,000 shares of the common stock, $.01 par value (the "Shares"), of the Company to be offered in an underwritten public offering.
The terms and conditions of such offering are described in a Preliminary Prospectus (the "Prospectus") contained in a Registration Statement filed on June 22, 1995, on Form S-2 with the Securities and Exchange Commission (the "Registration Statement").

     We have examined (i) the Prospectus and the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, and the bylaws and corporate proceedings of the Company, and (iii) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determination as we have deemed relevant.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas; and

     2. the Shares are duly authorized, and when issued to and paid for by the underwriters will be validly issued, fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm in the Registration Statement and Prospectus. We also





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Swift Energy Company
June 22, 1995
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consent to the filing of this opinion with state securities officials in connection with the registration of the Shares under applicable state securities laws.

                                Very truly yours,



                                /s/ Donald W. Brodsky

DWB/ksw